Exhibit 10.26

Agreement No.

CUSTOMER AGREEMENT

This Firstwave Agreement (“Agreement”) is entered into as of this                      day of                               , 2002 (the “Effective Date”) is made for the purpose of establishing a relationship whereby Extreme Logic, Inc. (“Extreme Logic”) a Georgia corporation located at Two Concourse Parkway, Suite 500, Atlanta, GA  30328, can provide services to  Firstwave Technologies, Inc., a Georgia corporation (“Customer” or “Firstwave”).

The Agreement shall be implemented through one or more Statements of Work (defined in the attached Terms and Conditions) as may be entered into by the parties from time to time in accordance with Section 2. This Agreement consists of this signature page, the Terms and Conditions attached hereto and any exhibits attached hereto, such amendments as may be entered into by the parties from time to time, and Statements of Work.  In consideration of their rights and obligations under this Agreement, and intending to be legally bound, Extreme Logic and Firstwave agree to comply with the terms of this Agreement by signing below.

EXTREME LOGIC INC.	Address:

Authorized Signature:	Two Concourse Parkway
Suite 500
Printed Name:	Atlanta, GA 30328
Position:	Attention:
Telephone: (770) 508-2600
Facsimile: (770) 352-0664

FIRSTWAVE TECHNOLOGIES, INC.	Address:

Overlook III, Suite 1000 Firstwave Name:
2859 Paces Ferry Road
Atlanta, GA 30339
Authorized Signature:

Printed Name:
Position:	Attention:
Telephone No.: (770) 431-1200
Facsimile No.: (770) 431-1201

EFFECTIVE DATE: July 26, 2002

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Terms and Conditions

1.          DEFINITIONS.  As used in this Agreement and in addition to any other terms defined herein, the following defined terms have the following meanings:

1.1.      “Content” means any software, code, inventions, pictures, audio, video, animations, enhancements, improvements, methods, processes, improvements, works of authorship, work-flow methods or other material or any portions of the foregoing.

1.2.      “Deliverable” means Content delivered to Firstwave pursuant to a Statement of Work, but specifically excluding any Extreme Logic Components contained therein.

1.3.      “Derivative Work” means a work that is based upon one or more preexisting works, such as a revision, modification, translation, abridgement, condensation, expansion, or any other form in which such preexisting works may be recast, transformed, or adapted, and any additional meaning that may be set forth in the United States Copyright Act, as amended.

1.4       “Extreme Logic Components” means any Content delivered to Firstwave as part of a Deliverable that is conceived and/or created by Extreme Logic prior to or outside the scope of a Statement of Work.

1.5       “Services” means any services provided by Extreme Logic pursuant to a Statement of Work.

1.6       “Statement of Work” means the document, the form of which is attached hereto as Exhibit A, which shall describe the scope of Services to be performed and Deliverables to be delivered and which is executed by the parties and attached hereto.

1.7       “Territory” means worldwide.

2.          SERVICES.

2.1.      Services.

(a)     Extreme Logic will provide the Services to Firstwave specified in a Statement of Work.  Each Statement of Work shall be successively numbered (e.g., 1, 2, 3, etc.).

(b)     Any Services performed pursuant to Statements of Work either prior to or at the time of the execution of this Agreement shall be governed by the terms and conditions of this Agreement to the same extent and with the same effect as if the Services had been performed after the execution of this Agreement.

2.2.      Services Commitment.  Firstwave agrees to pay Extreme Logic a minimum Fee (excluding taxes and reimbursable expenses) of $80,000 per month for five months (the “Monthly Fee Requirement”), beginning August 1, 2002, for a total of $400,000, or $400,000 total services, whichever comes first in Fees (the “Total Fee Requirement”).  The Monthly Fee Requirement and Total Fee Requirement shall be dependent upon Extreme Logic’s provision of a sufficient number of technically competent personnel to provide the Services requested by Firstwave during the five month period beginning August 1, 2002.  All invoices for Services provided by Extreme Logic and paid by Firstwave shall be applied against the Monthly Fee Requirement and the Total Fee Requirement.

2.3.      Additional Services.  Any services performed by Extreme Logic upon request by Firstwave which are outside the scope of any Services described on an applicable Statement of Work shall be governed by the terms and conditions of this Agreement  and will be billed to Firstwave at Extreme Logic’s then current time and materials rates.  Such additional Services paid for by Firstwave will also be included in the amount applied against the Monthly Fee Requirement and the Total Fee Requirement.

2.4.      Change Orders.  Any material modifications to a Statement of Work (including without limitation modifications to the fees, specifications or project plan) shall be made by written change order, the form of which is attached as Exhibit A-1, executed by both parties to this Agreement (a “Change Order”).  Each Change Order complying with this section shall be deemed to be an amendment to the applicable Statement of Work and will become part of this Agreement.

2.5.      Cooperation.  Firstwave shall cooperate and provide information as is reasonably necessary for the timely completion of the Services. To the extent set forth on an applicable Statement of Work, Firstwave also agrees to fulfill those responsibilities designated thereon. The parties acknowledge that Extreme Logic’s performance hereunder is contingent on Firstwave’s timely and effective performance of its responsibilities and its timely decisions and approvals.  To the extent required in any Statement(s) of Work, Firstwave shall be responsible for providing Extreme Logic with access to Firstwave’s facilities, software and systems and data, information, office space and support materials as reasonably required by Extreme Logic to perform its duties hereunder (collectively, “Firstwave Materials”). Firstwave warrants that it owns or has acquired rights to all proprietary interests in the Firstwave Materials necessary for Extreme Logic to perform the Services hereunder. Firstwave agrees to produce evidence of such rights and licenses upon the reasonable request of Extreme Logic.

2.6.      Project Control.  Extreme Logic has the sole right and obligation to supervise, manage, contract, direct, procure, perform, or cause to be performed all Services to be performed by Extreme Logic hereunder unless otherwise provided herein or in a Statement of Work. Extreme Logic shall endeavor to honor a request for a specific consultant, subject to staffing or scheduling considerations; however, Extreme Logic shall determine the assignment of its personnel. In the event Firstwave requests replacement of any individual or consultant based on such individual’s or consultant’s inability to reasonably perform the Services required hereunder by Firstwave, Extreme Logic shall endeavor to replace such individual or consultant in a timely manner. Whenever on the Firstwave’s premises Extreme Logic shall obey all written policies regarding conduct required by the Firstwave.  In recognition that Extreme Logic personnel performing under this Agreement may perform similar services for others, this Agreement shall not prevent Extreme Logic from providing services or developing materials that may be perceived as competitive with those developed or provided hereunder, subject to Extreme Logic’s confidentiality obligations hereunder.

3.          ACCEPTANCE.

3.1 Evaluation.  For a period beginning upon delivery of a Deliverable and (i) in the case of an Interim Deliverable (defined below), ending no later than 5:00 p.m. local time in Atlanta, Georgia on the third (3rd) business day following delivery (“Interim Evaluation Period”) or (ii) in the case of the Final Deliverable (defined below), ending no later than 5:00 p.m. local time in Atlanta, Georgia on the tenth (10th) business day following delivery (“Final Evaluation Period”), Firstwave shall diligently evaluate each Deliverable delivered by Extreme Logic to determine whether the Deliverable contains the features, and is capable of performing the operations, that are specifically set forth in the specifications to which the parties have mutually agreed in writing with respect to such Deliverable (“Specifications”).  Extreme Logic may observe or participate in any evaluation by Firstwave. For purposes hereof, (x) “Interim Deliverable” means a Deliverable delivered to Firstwave pursuant to an interim delivery milestone set forth in a Statement of Work or Change Order, (y) “Final Deliverable” means the Deliverable delivered to Firstwave pursuant to the final delivery milestone set forth in a Statement of Work or Change Order, and (z) “Acceptance Period” means either the Interim Evaluation Period or the Final Evaluation Period, as applicable, provided Extreme Logic has delivered written notice (email notice will suffice) of the delivery of the respective Deliverable to the CEO and CFO of Firstwave.  The parties may extend the applicable Acceptance Period in a writing assigned by both parties.

3.2 Acceptance.  Prior to the termination of the applicable Acceptance Period, Firstwave will notify Extreme Logic in writing either (a) of its acceptance of the Deliverable (“Acceptance”), or (b) if Firstwave reasonably determines there is any failure of the Deliverable to conform to the Specifications (a “Nonconformity”), of the specific Nonconformity(ies) of the Deliverable.  If a notice of Nonconformity is delivered, Extreme Logic shall then promptly use its commercially reasonable efforts to correct all Nonconformities and deliver such corrected Deliverable to Firstwave.  Upon delivery thereof, Firstwave shall have an additional Interim Acceptance Period or Final Acceptance Period, as applicable, to reevaluate the Deliverable to determine if the Nonconformities have been corrected. If the Nonconformities have not been corrected, Firstwave will have the option of (i) giving Extreme Logic a new notice of Nonconformity as described in 3.2(b) above, or (ii) accepting the Deliverable as-is. In the event Extreme Logic is unable to correct the Nonconformities after multiple attempts, then Firstwave, as its sole remedy and in its sole discretion, may either (i) accept the Deliverable “AS IS”, or receive a refund of all fees applicable to the defective Deliverable.  The acceptance process and applicable remedies described in this Section shall be Firstwave’s sole remedy for any Nonconformance or any breach of the warranty contained in Section 7.2.  “Acceptance” shall be deemed to have occurred the earlier to occur of the following: (x) delivery of written Acceptance by Firstwave; (y) the end of the Acceptance Period, if no notice to the contrary is received by Extreme Logic during such Acceptance Period; or (z) the date the Deliverable is commercially distributed by Firstwave to its end user(s).

4.          COMPENSATION.

4.1.      Fees and Expenses. Firstwave agrees to pay all fees as set forth in the applicable Statement of Work (“Fees”). Such Fees shall be offset against the Monthly Fee Requirement specified in Section 2.2; in the event Extreme Logic incurs Service Fees in excess of the Monthly Fee Requirement, Firstwave shall pay such additional Fee amount in accordance with the terms hereof.  Firstwave

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shall also pay expenses incurred by Extreme Logic in the performance of Services which shall include, without limitation, reasonable travel expenses (including transportation, lodging, and meals) and the cost of any courier services, photocopying, facsimile, transmissions, communications charges, telephone calls, and other expenses (collectively, “Expenses”).  Unless otherwise indicated on the payment schedule on a Statement of Work, Extreme Logic shall submit itemized statements to Firstwave weekly and such invoices shall be due thirty (30) days from the date of receipt by Firstwave.  A late fee shall be charged by Extreme Logic on overdue accounts and any other amounts not paid to Extreme Logic as provided under this Agreement at the rate of one and one-half percent (1-½%) per month or the maximum amount allowed by law, whichever is less, commencing forty-five (45) days after the due date of the invoice.  In addition, Extreme Logic, at its sole option, may suspend performance of any and all Services without liability therefor if payment upon any valid and uncontested invoice is not received from Firstwave prior to or upon its due date.

4.2.      Taxes.  The Fees, Expenses and all other amounts due to Extreme Logic as set forth in this Agreement are net amounts to be received by Extreme Logic, exclusive of all taxes, duties, and assessments, and are not subject to offset or reduction because of any costs, expenses, taxes, duties, withholdings, or assessments, incurred by Firstwave or imposed on Extreme Logic in the performance of this Agreement or otherwise due as a result of this Agreement.  This paragraph shall not apply to taxes based solely on Extreme Logic’s income.

5.          ALLOCATION OF RIGHTS.

5.1.      Rights in Deliverables.  Unless otherwise expressly set forth in a Statement of Work and subject to Firstwave’s payment of the applicable Fees, Firstwave shall own all rights in and to the Deliverables including all Content comprising such Deliverable, including, without limitation, any patent, copyright, trademark, trade secret or any other intellectual property rights associated therewith.  Any Derivative Work of the Deliverables or new or improved idea, design, concept, or other invention made or developed solely by Firstwave or permitted third parties for Firstwave in the course of utilizing or adapting the Deliverables or shall be owned exclusively by Firstwave.

5.2.      Rights in the Extreme Logic Components.  The Extreme Logic Components and all rights therein including without limitation any patent, copyright, trademark, trade secret or any other intellectual property rights associated with the Extreme Logic Components shall be owned exclusively by Extreme Logic.  Firstwave shall have no claim of ownership in any of the patent, copyright, trademark, trade secret, or any other intellectual property right in the Extreme Logic Components.

5.3.      License to the Extreme Logic Components. Subject to the terms and conditions of this Agreement, Extreme Logic hereby grants Firstwave in perpetuity a royalty-free, nonexclusive license within the Territory to copy, distribute, transmit, display, perform, create derivative works, and otherwise commercially exploit the Extreme Logic Components, in whole or in part, solely in conjunction with the Deliverables in which they are included.

Extreme Logic reserves all rights not expressly granted herein.  Firstwave may use the Extreme Logic Components only as set forth above and except as set forth above.  Without limiting the foregoing, in no event shall Firstwave, to the extent source code is not provided, decompile, reverse assemble, reverse engineer or otherwise obtain the source code to the Extreme Logic Components, or permit any third party to do the same, except to the extent otherwise permitted by law.

5.4.      Third Party Materials.  Firstwave agrees that Extreme Logic does not and will not provide any third party software, hardware or other equipment which may be required to run, operate or maintain the Deliverables.  Firstwave is solely responsible for obtaining and licensing all third party software, hardware and equipment from the applicable third parties.

6.          CONFIDENTIALITY.

6.1.      Definitions.  In the performance of this Agreement, either party may disclose to the other certain Proprietary Information. For the purposes of this Agreement, (a) “Proprietary Information” means Trade Secrets and Confidential Information that are clearly marked or identified in writing at the time of delivery as being either a Trade Secret or Confidential Information; (b) “Trade Secrets” means trade secrets as defined under Georgia law; and (c) “Confidential Information” means information that is of value to its owner and is treated as confidential other than Trade Secrets. Proprietary Information may include, without limitation, all information of a disclosing party regarding its customers and their accounts, all financial information, business plans, customer lists, procedures, formulas, discoveries, inventions, improvements, innovations, concepts and ideas.  Notwithstanding anything in this Section 6.1, Extreme Logic Components shall in all cases be considered Proprietary Information of Extreme Logic and identified as such in writing when disclosed.

6.2.      Nondisclosure.  Both parties acknowledge and agree that the Proprietary Information shall remain the sole and exclusive property of the disclosing party or a third party providing such information to the disclosing party. The receiving party agrees to hold the Proprietary Information disclosed by the other party in strictest confidence and not to, directly or indirectly, copy, use, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information for any purpose whatsoever other than as expressly provided by this Agreement.  The disclosure of the Proprietary Information does not confer upon the receiving party any license, interest, or rights of any kind in or to the Proprietary Information, except as expressly provided under this Agreement.  Subject to the terms set forth herein, (a) the receiving party shall use the Proprietary Information of the disclosing party only as necessary to fulfill its obligations and exercise its rights under this Agreement, and (b) shall disclose Proprietary Information to only those employees, subconsultants, advisors and agents who are bound by written confidentiality obligations applicable to such Proprietary Information that are consistent with and no less stringent than those required of the receiving party pursuant to this Agreement, and (c) shall not otherwise disclose the Proprietary Information to a third party without the written consent of the disclosing party. The receiving party shall protect the Proprietary Information of the disclosing party with the same degree of protection and care the receiving party uses to protect its own Proprietary Information, but in no event less than reasonable care.  With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information constitutes a Trade Secret under applicable law.  With regard to Confidential Information, the obligations in this Section shall continue for the term of this Agreement and for a period of two (2) years thereafter.

6.3.      Exclusions.  Nothing in this Section shall prohibit or limit the receiving party’s use of information if (i) at the time of disclosure hereunder such information is generally available to the public; (ii) after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement by the receiving party; (iii) the receiving party can demonstrate such information was in its possession prior to the time of disclosure by the disclosing party; (iv) the information becomes available to the receiving party from a third party which is not legally prohibited from disclosing such information; (v) the receiving party can demonstrate the information was developed by or for it independently without the use of such information; (vi) disclosure is required under applicable law or regulation; or (vii) such information consists of information in non-tangible form, including ideas, concepts, know-how or techniques, which is retained in the mind of a person or persons who has had access to the Proprietary Information, and who has made no effort to refresh his or her recollection in anticipation of or in conjunction with the use thereof (“residuals”). Neither party shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any work resulting from the use of residuals. Notwithstanding the foregoing, the term “residuals” shall not mean any information the use or creation of which would infringe the other party’s now existing or future copyrights or patents, nor shall this provision be deemed to grant to either party a license under the other party’s copyrights or patents.

7.          REPRESENTATIONS AND WARRANTIES.

7.1.      Mutual.  Each party warrants and represents that it has the authority to enter into this Agreement and that its performance of this Agreement will not violate any agreement by which it is bound.

7.2.      Services.  Extreme Logic warrants to Firstwave that the Services with respect to each Deliverable will be performed in a professional and workmanlike manner.

7.3.      Disclaimer.  Other than as expressly set forth above, Extreme Logic does not make any express or implied warranties, conditions, or representations to Firstwave or any other party with respect to the Services, Extreme Logic Components, Deliverables or otherwise regarding this Agreement, whether oral or written, express, implied or statutory.  Without limiting the foregoing, any implied warranty or condition of merchantability or fitness for a particular purpose is expressly excluded and disclaimed. Without limiting the foregoing, Extreme Logic does not warrant that the Deliverables will be uninterrupted or error-free. Firstwave acknowledges and agrees that it has had the opportunity to periodically review the Deliverables and upon Acceptance of each such Deliverable, hereby acknowledges such Deliverable meets Firstwave’s requirements.

8.          LIMITATION OF LIABILITY.  Both parties acknowledge and agree that in no event shall either party or any of their respective officers, directors, employees, shareholders, agents or representatives be liable to the other party, any of its affiliates or any other party for any special, indirect, incidental, exemplary or

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consequential damages or loss of goodwill in any way arising from or relating to this Agreement or resulting from the use of or inability to use the Deliverables or the performance or non-performance of any Services, including the failure of essential purpose, even if the parties have been notified of the possibility or likelihood of such damages occurring. in no event will either party’s liability for any damages, the other party ever exceed the amount of Fees paid or payable by Firstwave to Extreme Logic with respect to the Statement of Work under which the claim for damages is made.

9.          TERM AND TERMINATION.

9.1.      Term.  The term of this Agreement shall commence on the Effective Date and continue until terminated in accordance with this Section 9.

9.2.      Termination of Individual Statement of Work.  In the event that either party hereto materially defaults in the performance of any of its duties or obligations under a Statement of Work (except for a default in payment to Extreme Logic as provided below) and does not substantially cure such default, or commence a cure, within thirty (30) days after being given written notice specifying the default, then the non-defaulting party may, by given written notice thereof to the defaulting party, terminate the Statement of Work as of a date specified in such notice of termination.  Termination of a Statement of Work for cause shall have no effect upon any other Statements of Work that may be in effect under this Agreement.

9.3.      Termination for Cause.  Either party may terminate this Agreement at any time upon giving written notice as follows:

(a) In the event that the other party fails to discharge any obligations or remedy any default under this Agreement for a period of thirty (30) days after the notifying party has given the other party written notice specifying such failure or default, and such failure or default is not cured during this thirty (30) day period or such longer period of time as may be agreed upon by the parties in writing.

9.4.      Termination for Nonpayment.  Notwithstanding the foregoing, in the event that Firstwave defaults in the payment when due of any amount due to Extreme Logic hereunder and does not cure such default within forty-five (45) days of due date of invoice, then Extreme Logic may, by giving written notice thereof to Firstwave, terminate the Agreement or Statement of Work as of a date specified in such notice of termination.

9.5.      Termination Upon Completion of all Statements of Work.  If there are no outstanding Statements of Work under which Services are still being provided by Extreme Logic to Firstwave, upon thirty (30) days written notice to the other, either party may terminate this Agreement as of the date specified in such notice of termination.

9.6       Termination by Firstwave.  Firstwave may elect, by so notifying Extreme Logic, to terminate the Services provided under any Statement of Work and/or this Agreement (i) in the event of a material breach by Extreme Logic to perform Services as specified in Sections 9.2 or 9.3, or (ii) by delivering written notice thirty (30) days prior to the effective termination date.  Firstwave shall pay Extreme Logic for all Services performed by Extreme Logic prior to the termination date.  Upon any termination of this Agreement by Firstwave other than as provided under Sections 9.2 (if breach of the applicable Statement of Work substantially impairs the overall value of the Agreement to Firstwave) or 9.3, then any unpaid balance of the Total Fee Requirement shall accelerate and become immediately due and payable.

9.7       Post-Termination Obligations. If Extreme Logic terminates this Agreement pursuant to 9.3 or 9.4, then any unpaid balance of the Total Fee Requirement shall accelerate and become immediately due and payable.  Upon termination or expiration of this Agreement for any reason, (a) Firstwave shall pay Extreme Logic for all Services performed by Extreme Logic prior to the date of termination; (b) each party shall immediately return to the other all such Proprietary Information and other property of the other party (except for any Deliverables for which payment has been received and Derivative Works thereof) and all copies thereof and shall provide the other party with a signed written statement certifying compliance with the foregoing; and (c) the provisions of Sections 3-7, 7.3, 8-11, 13 and 14 shall continue in full force and effect, as well as any other provisions of this Agreement which by their terms are deemed to survive termination hereof.

10.       DISPUTE RESOLUTION AND ARBITRATION.  In the event of a dispute that is not settled between the project managers for the parties, then the parties shall escalate the dispute to resolution by the immediate superiors of such project managers. If the dispute is not resolved after following these procedures, both parties agree to submit to binding arbitration.  In such case, both parties agree to the appointment of three (3) arbitrators, with one arbitrator selected by each party and the third selected by the American Arbitration Association (“AAA”).  The arbitration shall be conducted in Atlanta, Georgia in accordance with the rules, regulations and procedures of the AAA, and the decision of the arbitration panel shall be final and binding on both parties. Notwithstanding the foregoing, either party may apply to any court of competent jurisdiction for injunctive or other equitable relief as may be necessary to protect such party’s intellectual property rights and Proprietary Information.

11.       NONSOLICITATION.  Neither party will, for a period equal to the earlier of (i) one (1) year after a person has ceased to work for the other party or (ii) the term  of this Agreement and one (1) year thereafter, hire or, directly or indirectly, contract with or solicit, for itself or any third party, any person employed by the other party to leave the applicable employment or to provide, independently or with others, similar services unless prior written authorization is obtained from the other party.  In addition, unless otherwise agreed in writing, should either party hire an employee of the other party (the “Former Employee”) in violation of this Section 11, the hiring party shall pay the other party a placement fee amounting to the Former Employee’s salary and benefits for the prior twelve (12) month period.

12.       COMPLIANCE WITH LAWS.

12.1.    General.  Firstwave will strictly comply with all applicable laws and regulations relating in any way to the use of the Deliverables, and will not use the Deliverables in a way that violates the rights of any third party, including, without limitation, any rights of privacy or publicity.

12.2.    Export Compliance. Firstwave acknowledges and agrees that the Deliverables and technical data received from Extreme Logic may be subject to export or import controls. Without limiting the generality of Section 12.1 Firstwave agrees (a) to comply with any and all applicable laws, regulations, and rulings on exportation and importation regarding its use of the Deliverables and (b) that the Deliverables (or any technical information related to Extreme Logic’s products) shall not be exported or re-exported (i) to any countries included in prohibited Country Groups of the U.S. Export Administration Regulations or as otherwise prohibited under such regulations at the time of export or re-export; (ii) to national citizens of such prohibited Country Groups; or (iii) in violation of this Agreement.

13.       GENERAL PROVISIONS.

13.1.    Relationship of Parties.  Extreme Logic is an independent provider of information technology services, and this Agreement shall not be construed to create any employment relationship, partnership, joint venture or agency relationship or to authorize any party to enter into any commitment or agreement binding on the other party.  Firstwave shall have the sole and full responsibility for determining its business requirements and that the Specifications in the Statement of Work will meet its needs.  Extreme Logic shall bear sole responsibility for payment of compensation to its personnel.  Extreme Logic shall pay, report and be responsible for all personnel assigned to Firstwave’s Services, federal and state income tax withholding, social security taxes, unemployment insurance, health or disability insurance, retirement benefits, or other welfare or pension benefits, if any, applicable to such personnel as employees of Extreme Logic.  Extreme Logic shall defend, indemnify, and hold harmless Firstwave, its officers, directors, employees and agents, from and against any claims, liabilities or expenses relating to such compensation, tax, insurance or other benefits.  Notwithstanding any other workers’ compensation or insurance policies maintained by Firstwave, Extreme Logic shall procure and maintain workers’ compensation coverage sufficient to meet the statutory requirements of every jurisdiction in which Extreme Logic’s personnel are engaged in providing Services for Firstwave.

13.2.    Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, permitted transferees, successors, and assigns as permitted by this Agreement.

13.3.    Assignment.  This Agreement and all rights and obligations may not be assigned in whole or in part by either party without the prior written consent of the other, except that this Agreement may be assigned by either party without consent to another entity in connection with (i) a reorganization, merger, consolidation, acquisition or other restructuring involving all or substantially all of the voting securities and/or assets of such party, or (ii) a sale of stock or other equity interest of such party in connection with a public placement offering, excluding the Restricted Entities identified in the Source Code License Agreement executed on even date herewith.  In the event Extreme Logic desires to assign any rights or obligations hereunder to any of the Restricted Entities, Extreme Logic shall first obtain the written consent of an authorized representative of Firstwave.

13.4.    Force Majeure.  Except for any payment obligations hereunder, neither Extreme Logic nor Firstwave shall be liable for failure to perform any of its respective obligations hereunder if such failure is caused by an event outside its

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reasonable control, including, but not limited to, an act of God, war, or natural disaster.

13.5.    Remedies.  Both parties acknowledge that Sections 5 and 12 and each provision in this Agreement providing for the protection of each party’s copyrights, Proprietary Information and other proprietary rights are material to this Agreement.  Both parties agree that any threatened or actual breach of Sections 5 or 12 and their respective copyrights, Proprietary Information or other proprietary rights by the other party shall constitute immediate, irreparable harm for which monetary damages are an inadequate remedy and for which equitable remedies may be awarded by a court of competent jurisdiction. Unless otherwise stated in this Agreement, all remedies provided for in this Agreement shall be cumulative and in addition to, and not in lieu of, any other remedies available to either party, whether at law or in equity or otherwise.

13.6.    No Waiver.  No delay or failure in exercising any right hereunder and no partial or single exercise thereof shall be deemed to constitute a waiver of such right or any other rights hereunder.  No consent to a breach of any express or implied term of this Agreement shall constitute a consent to any prior or subsequent breach.

13.7.    Severability.  If any provision hereof is declared invalid by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. Should any provision of this Agreement require judicial interpretation, the parties agree that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another because the parties participated equally in preparing and negotiating this Agreement.

13.8.    Notices. All notices required by or relating to this Agreement shall be in writing and shall be sent to the parties to this Agreement at their addresses set forth herein or to such other address as either party may substitute by written notice to the other, delivered in person or by recognized courier.  All notices shall be deemed delivered upon the earlier of actual receipt or three (3) days after deposit of such notice, properly addressed, postage prepaid, with such recognized courier.

13.9.    Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, USA, without regard to its rules regarding conflict of laws.

13.10.     Entire Agreement.  This Agreement and the Statement(s) of Work attached hereto and the Wildcat Matrix document attached hereto  represent the entire understanding between the parties hereto with respect to the subject matter set forth herein, and supersede all negotiations, agreements, contracts, commitments and understandings, both verbal and written between Extreme Logic and Firstwave.  No modifications, additions, or amendments to this Agreement shall be effective unless made in writing as an addendum to this Agreement and signed by duly authorized representatives of the parties.  If a purchase order or similar document is required by Firstwave, the parties agree that it will not contain any additional terms and that if there are any such terms they will not become a part of the Agreement between the parties. Once signed, both parties agree any reproduction of this Agreement made by reliable means (for example, photocopy or facsimile) is an original unless prohibited by local law.

13.11.     Control.  If there is any difference between the terms and conditions of any Statement of Work attached hereto and any portion of this Agreement, the terms of this Agreement shall control unless expressly superceded in the terms of the applicable Statement of Work.

14.       INDEMNIFICATION.

(a)   Extreme Logic shall indemnify and hold Firstwave harmless against any damages, cost and expenses arising out of any suit, claim, or proceeding (collectively referred to as a “Claim”) alleging that the Services, Extreme Logic Components or Deliverables infringes a third party’s patent, copyright, trademark or trade secret enforceable in the U.S. (via treaty or otherwise), provided that (i) Firstwave promptly notifies Extreme Logic in writing of any such Claim; (ii) Firstwave gives Extreme Logic sole authority, at its expense, to direct and control all defense, settlement or compromise negotiations; (iii) Firstwave provides Extreme Logic with full information and assistance that may be reasonably required to defend any such Claim.  Extreme Logic shall have no obligation or liability with respect to any Claim based upon (i) any Services, Extreme Logic Components or Deliverables which has been altered, modified or revised by any party other than Extreme Logic where such alteration, modification or revision is an integral part of the alleged infringement, (ii) the combination, operation or use of any Services, Extreme Logic Components or Deliverables with products not furnished by Extreme Logic when such combination is part of any allegedly infringing process and without such combination there would be no alleged infringement, or (iii) for patent claims, infringing Deliverables created by Extreme Logic pursuant to Firstwave’s express requirements.

(b)   If the Services, Extreme Logic Components or Deliverables become, or in Extreme Logic’s opinion is likely to become, the subject of a Claim, Extreme Logic may (i) procure for Firstwave the right to continue using the same, or (ii) provide Firstwave a replacement or modification thereof that is non-infringing and contains materially similar functionality.  If neither of the foregoing alternatives is reasonably available to Extreme Logic, then Extreme Logic may terminate this Agreement upon thirty (30) days written notice to Firstwave, and Extreme Logic shall refund the fees received by Extreme Logic attributable to the infringing Services, Extreme Logic Components or Deliverables. Section 14 (a) and (b) states the entire liability of Extreme Logic with respect to indemnification for patent, trademark, copyright and trade secret infringement for the Services, Extreme Logic Components or Deliverables.

5

Exhibit A

Form of Statement of Work

STATEMENT OF WORK NO.

Agreement No

This Statement of Work is attached to and made a part of the Firstwave Agreement (“Agreement”) between Extreme Logic, Inc. (“Extreme Logic”) and the Firstwave indicated below (“Firstwave”). Except as specifically stated herein, each capitalized term used in this Statement of Work shall have the same meaning as is assigned to it in the Agreement.

A. SERVICES

A.1. Services To Be Performed:

a.         Consulting Services.

b.         Development Services.

c.         Integration Services.

d.         Other Services.

e.         Firstwave Responsibilities.

A.2. Commencement and Termination Dates:

a.         Commencement.

b.         Expiration.

A.3. Deliverables:

a.         General.

b.         Estimated Milestone Delivery Dates.

c.         Territory.

B. COMPENSATION

B.1. Rates:

B.2. Payment Terms (if different from Section 3.1 of the Agreement):

IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Statement of Work as of the date last set forth below.

Firstwave (Full Legal Name):	Extreme Logic: Extreme Logic, Inc.
By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

Exhibit A-1

Form Change Order

Agreement No

CHANGE ORDER

TO

FIRSTWAVE AGREEMENT STATEMENT OF WORK

Change Order No.          to Statement of Work No.         between Extreme Logic, Inc. (“Extreme Logic”) and                                     (“Firstwave”).

Firstwave or Extreme Logic shall complete Section 1.  Extreme Logic shall complete the remainder of the Change Order, except for the approval/rejection portion, which shall be completed by Firstwave in its sole discretion.  Each section may be as long or short as the circumstances require.  Additional pages may be attached as necessary. Except as specifically stated herein, each capitalized term used in this Change Order shall have the same meaning as is assigned to it in the Firstwave Agreement executed between the parties or the applicable Statement of Work.

1.             Describe changes, modifications, or additions to the Services.

2.                                       Modifications, clarifications or supplements by Extreme Logic or Firstwave to description of desired changes or additions requested in Section 1 above, if any.

3.                                       Necessity, availability and assignment of requisite Extreme Logic personnel and/or resources to make requested modification or additions.

4.                                       Impact on costs, delivery schedule, and other requirements.

(a)           Changes in costs:

(b)           Changes in delivery schedule:

(c)           Changes to any other requirements:

Change Order Is:

           Approved and Accepted                                                 Rejected

Firstwave (Full Legal Name):	Extreme Logic: Extreme Logic, Inc.
By:	By:
Printed Name:	Printed Name:
Title:	Title:
Date:	Date:

WILDCAT MATRIX DOCUMENT

For clarity purposes, the functionality marked as “supported” is the only functionality supported by the Software (as defined in the Source Code License Agreement executed between the parties).

[Please see attached]

EXTREME LOGIC

SOURCE CODE LICENSE AGREEMENT

This Source Code License Agreement (“Agreement”) is effective as of July 26, 2002 (“Effective Date”) by and between Extreme Logic Inc., a Georgia corporation (“Extreme Logic”), and Firstwave Technologies, Inc., a Georgia corporation (“Firstwave”).

A.            Agreement.  This Agreement consists of this Signature Page, the attached Terms and Conditions, and the attached Exhibits.  In addition to terms defined elsewhere in this Agreement, capitalized terms shall have the meanings set forth in “Definitions” Section of the Terms and Conditions.

B.            Software Components.  The License granted in this Agreement is for the software components  in object and source code forms as described on the attached Software Exhibit (the “Software”).

C.            Fees.  The Fee for the Software License contained herein is $500,000 payable as follows: $250,000 on execution of this Agreement, and $250,000 on or before October 30, 2002.

THIS AGREEMENT, INCLUDING THE ATTACHED TERMS AND CONDITIONS, AND EXTREME LOGIC’S WILDCAT FRAMEWORK MATRIX (attached hereto; the “Wildcat Document”) ARE THE COMPLETE AND ENTIRE UNDERSTANDING OF THE PARTIES REGARDING THIS AGREEMENT.

IN WITNESS WHEREOF, Firstwave and Extreme Logic have caused this Agreement to be executed by their duly authorized representatives.

Extreme Logic, Inc.	Firstwave Technologies, Inc.

Two Concourse Parkway	Overlook III, Suite 1000
Suite 500	2859 Paces Ferry Road
Atlanta, GA 30328	Atlanta, GA 30339

Signature	Signature

Print Name and Title	Print Name and Title

Date	Date

CONFIDENTIAL

TERMS AND CONDITIONS TO SOURCE CODE LICENSE AGREEMENT

1.  Software License Grant.  During the term and subject to the terms and condition of this Agreement including, without limitation, Firstwave’s payment of the applicable Fees, Extreme Logic grants Firstwave a nonexclusive, world-wide, non-transferable license (“License”) to:

(i) install, operate and copy the Software solely in order to carry out the activities permitted under this Agreement;

(ii) modify, enhance and otherwise prepare Derivative Works based on the Software;

(iii) market, publicly display, demonstrate, sublicense to End Users, duplicate and distribute the Software (in object code form) and Derivative Works to End Users and otherwise commercially exploit the same in any manner (except as otherwise provided herein);

(iv) provide the Software in source code form to those End Users who require the Software source code solely for the purposes of customizing and maintaining the Software object code for their internal use and which they licensed from Firstwave;

(v) place the Software source code in escrow as may be reasonably required by End Users and Firstwave’s resellers;

(vi) use the Software to support End Users and development purposes;

(vii) subject to the restrictions set forth elsewhere in this Agreement, authorize Firstwave’s employees, contractors and resellers to do any of the foregoing on Firstwave’s behalf provided they agree in writing to be bound by the Confidentiality and other provisions of this Agreement protecting Extreme Logic’s rights; and

(viii)  to appoint resellers for products containing the Software, subject to the terms hereof.

2.  Ownership; Reservation of Rights; Exclusions.

(a)  All Software are licensed and not sold by Extreme Logic and, except as expressly set forth in this Agreement, all ownership rights, including Intellectual Property Rights, in and to the Software (and all copies thereof) shall remain in and be the sole property of Extreme Logic.

(b)  All ownership rights, including Intellectual Property Rights, in and to the Derivative Works prepared by or for Firstwave shall solely vest in and be the property of Firstwave.

(c)  The ownership rights, including Intellectual Property Rights, in and to the Derivative Works prepared jointly by the parties or by Extreme Logic for Firstwave shall solely vest in and be the property of Firstwave  unless otherwise stated in a services or other written agreement between the parties.

(d)  The parties hereto grant no rights hereunder by implication, estoppel or otherwise, except for those expressly granted herein; the parties retain and reserve any and all rights not expressly granted herein.  No rights or licenses in either party’s trademarks are granted under this Agreement.

(e)  Firstwave agrees to cause all Software End Users to execute an end user license agreement (“EULA”) as a condition for granting them a license or sublicense.  The EULA shall grant to End Users a limited license or sublicense to use the Software for the internal business purposes of such End Users.  The EULA shall prohibit End Users from reverse engineering, disassembling, or decompiling the Software.

(f)  Subject to the further restrictions set forth in Section 3(c) below, Firstwave may disclose or otherwise provide access to the Software source code to  a third party software or computer consultant provided that such person or entity has agreed in writing to be bound by the confidentiality and other provisions of the Agreement protecting Extreme Logic’s rights.

3.  Delivery of Software; Semi-Exclusivity.

(a)  Extreme Logic will promptly deliver the Software to Firstwave on a CD (including all source code) upon receipt of Firstwave’s payment of the applicable Fees.

(b)  Subject to Firstwave’s full payment of the applicable Fees, for a period of twenty-four  (24) months from the Effective Date, Extreme Logic agrees not to enter into a substantially similar license agreement involving the Software with the entities set forth in the attached Restricted Entities Exhibit  (collectively the “Restricted Entities”).  The foregoing sentence shall not prohibit Extreme Logic from performing services to the Restricted Entities in any manner unless otherwise agreed by the parties in writing.

(c)  For a period of twelve (12) months from the Effective Date, Firstwave agrees not to provide access to the source code for the Software to any third party contractor that provides services competitive to Extreme Logic unless pre-approved in writing by Extreme Logic, with such approval not to be unreasonably withheld.

4.  Fees and Payment; CareCentric Credit.

(a)           Firstwave agrees to pay all Fees as set on the Signature Page.  Except as expressly set forth in this Agreement, all Fees are non-refundable in nature.

(b)           For each dollar actually paid by CareCentric, Inc. by September 30, 2002 for a source code license for the Software, Extreme Logic will issue Firstwave a corresponding credit for any payments hereunder.

(c)           Any amounts payable hereunder which remain unpaid more than 45 days after the due date shall be subject to a late charge equal to one and one half percent (1.5%) per month from the due date until such amount is paid.

(d)           All Fees are exclusive of any taxes, assessments or duties that may be assessed upon the Software or License granted under this Agreement.  Such taxes do not include taxes based upon Extreme Logic’s income.

5.  Confidentiality.

5.1    The parties acknowledge that in the performance of this Agreement each party may disclose to the other party Proprietary Information.  Each party shall use Proprietary Information of the other party only for the purposes of this Agreement and, except as set forth in this Agreement, shall not disclose such Proprietary Information to any third party, without the other party’s prior written consent. The disclosure of the Proprietary Information hereunder does not confer any license, interest, or rights of any kind in the Proprietary Information to the receiving party, except as provided under this Agreement.  The receiving party shall protect the Proprietary Information with the same degree of protection and care it uses to protect its own Proprietary Information, but in no event less than reasonable care.  With regard to Trade Secrets, the obligations in this Section shall continue for so long as such information continues to be a Trade Secret.  With regard to Confidential Information, the obligations in this Section shall continue for the term of this Agreement and for two (2) years thereafter. Each party shall be responsible for any breach of this Agreement by its contractors and shall obtain confidentiality agreements with such contractors consistent herewith.

5.2    Nothing in this Section shall prohibit or limit the use of information (i) if at the time of disclosure hereunder such information is generally available to the public; (ii) if after disclosure hereunder such information becomes generally available to the public, except through breach of this Agreement; (iii) if the receiving party can demonstrate such information was in its possession prior to the time of disclosure and was not acquired directly or indirectly from the other party or its affiliates; (iv) if the information becomes available to the receiving party from a third party which is not legally prohibited from disclosing such information, provided such information was not acquired directly or indirectly from the disclosing party or its affiliates; and (v) to the extent such information is required to be disclosed by applicable law or regulation.

5.3    For the purposes of this Agreement, (i) “Proprietary Information”

means Trade Secrets and Confidential Information; (ii) “Trade Secrets” means trade secrets as defined under Georgia law, and (iii) “Confidential Information” means information that is of value to its owner and is treated as confidential other than Trade Secrets.  Without limiting the foregoing, all pricing information contained in this Agreement shall constitute Proprietary Information.  Without limiting the foregoing, the Software shall be considered Extreme Logic’s Proprietary Information.

5.4           Except as otherwise agreed by the parties in writing, neither party shall disclose the terms or existence of this Agreement except (i) as required by applicable law or regulation, (ii) to its employees, agents and business associates with a need to know such terms, or (iii) in connection with a potential merger or sale of all or substantially all of its assets; provided that the receiving party agrees in writing to be bound by the restrictions of this Agreement.

6. Warranties; Limitations.

(a)           Extreme Logic warrants to Firstwave that it is the owner of the Software and has the right to grant the License granted herein and the Software does not and shall not infringe any third party’s Intellectual Property Rights.  Firstwave’s sole remedy and Extreme Logic’s sole liability for any breach of this warranty shall be the remedies set forth in Section 15 below.

(b)           The parties agree and acknowledge that the Software is comprised of software code components, is not a stand-alone application, and has no applicable documentation.  EXCEPT AS SET FORTH IN Section 6(a), EXTREME LOGIC DOES NOT MAKE AND EXPRESSLY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS AND CONDITIONS WITH RESPECT TO THE SOFTWARE, PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, ACCURACY AND FITNESS FOR A PARTICULAR PURPOSE.

7.  Limitation of Liability.

(a)           Except as expressly set forth in this Section and the indemnification provided in Section 15, neither party or their respective officers, directors, employees, shareholders, agents, licensors, resellers or representatives shall be liable for any incidental, indirect, special, exemplary or consequential damages that may arise out of or in connection with this Agreement and even if the parties have been notified of the possibility or likelihood of such damages occurring, regardless if such damages are based in contract, tort, warranty, negligence, strict liability, products liability or otherwise.

(b)           Except as expressly set forth in this Section and the indemnification provided in Section 15, in no event will the total liability of Extreme Logic for any damages incurred by Firstwave ever exceed the Fees actually paid by Firstwave to Extreme Logic under this Agreement, regardless of the form of action, whether based in contract, tort, warranty, negligence, strict liability, products liability or otherwise.

(c)           Except as expressly set forth in this Section, in no event will the total liability of Firstwave for any damages incurred by Extreme Logic ever exceed the amount of Fees payable to Extreme Logic under this Agreement, regardless of the form of action, whether based in contract, tort, warranty, negligence, strict liability, products liability or otherwise.

(d)           The limitations of sub-sections (a) – (c) of this “Limitation of Liability” Section shall not apply to (i) any breach of the “Confidentiality” Section of this Agreement by either party, (ii) any breach of the “Software License” (Section 1) of this Agreement; or (iii) any violation of either party’s Intellectual Property Rights and the related indemnification provision.

8.  Term and Termination.

(a)  This Agreement shall be effective as of the Effective Date and shall remain in effect until terminated as provided in this Section.

(b)  In addition and without prejudice to any other remedies, the parties shall have the right to terminate this Agreement as provided below:

(i)            if the other party commits a material breach of this Agreement and such breach remains uncured thirty (30)  days after written notice of such breach is delivered to the other party or such longer period as may be agreed upon in writing by the parties.

9.  Effect of Termination.  (a)  From and after any termination of this Agreement:

(i)              subject to the terms hereof, Sections 2, 4–9, 11, 14 and 15.  survive the termination of this Agreement and remain binding upon and for the benefit of the parties, their successors (including without limitation successors by merger) and permitted assigns;

(ii)             rights of termination are without prejudice to any remedies available to the parties under this Agreement for breach, at law or in equity;

(iii)            if Extreme Logic terminates this Agreement pursuant to Section 8(b), all Fees that are due and payable shall survive termination of this Agreement and remain payable in accordance with the terms hereof;

(iv)            if Firstwave terminates this Agreement pursuant to Section 8(b), no further Fees shall be due or payable hereunder;

(v)             all End User sublicense granted by Firstwave pursuant to the terms hereof shall survive termination;

(vi)            the License rights granted in Section 1(iii) shall terminate but all other License rights shall remain in full force and effect.

10.  Intentionally Left Blank.

11.  Dispute Resolution.  This Agreement shall be exclusively construed, governed and enforced under the laws of the U.S. and the State of Georgia (without regard to rules governing conflict of laws). The parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not apply in any respect to this Agreement or the parties.  The exclusive venue for any dispute related to this Agreement shall be in a court of competent jurisdiction located in the State of Georgia.

12.  No Software Support Services.

The parties acknowledge and agree that Extreme Logic has no obligation to provide any the support or maintenance services or updates to the Software after the Effective Date, unless otherwise agreed in writing by the parties.

13.  Third Party Materials.

Firstwave agrees that Extreme Logic does not and will not provide any third party software, hardware or other equipment which may be required to utilize the Software.

14.  Miscellaneous.  Notwithstanding the content of either party’s purchase order, invoice or any similar document or record relating to the subject matter of this Agreement, the terms of this Agreement shall govern and any conflicting, inconsistent, or additional terms contained in such documents shall be null and void.  All communications required or otherwise provided under this Agreement shall be in writing and shall be deemed given when delivered (i) by hand, (ii) by registered or certified mail, postage prepaid, return receipt requested; (iii) by a nationally recognized overnight courier service to the address set forth on the Signature Page and addressed to the president, with a copy to Chief Financial Officer for each party.  Neither party may assign its rights, duties or the License under this Agreement without the prior written consent of the other party; provided that either party may freely assign this Agreement in conjunction with a sale of all or substantially all its assets, a merger or similar transaction.  Any assignment in violation of this Section shall be void and of no effect. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Headings of particular Sections are inserted only for convenience and are not to be used to define, limit or construe the scope of any term or provision of this Agreement.  The relationship of the parties hereto shall be that of independent contractors. Nothing herein shall be construed to create any partnership, joint venture, agency, or similar relationship or to subject the parties to any implied duties or obligations respecting the conduct of their affairs that are not expressly stated herein.  Should any provision of this Agreement require judicial interpretation, the parties agree that the court interpreting or construing the same shall not apply a presumption that the terms of this Agreement shall be more strictly construed against one party than against another.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all written or oral prior agreements or understandings with respect thereto.  No modification, extension or waiver of or under this Agreement shall be valid unless made in writing and signed by an authorized representative of the party sought to be charged therewith.  No written waiver shall constitute, or be construed as, a waiver of any other obligation or condition of this Agreement.  Neither party shall be liable for loss or damage resulting from any cause beyond its reasonable control.  Except as may be expressly set forth herein, no provision of this Agreement shall be construed to provide or create any third party beneficiary right or any other right of any kind in any third party.  The Exhibits attached to this Agreement or subsequently added hereto by mutual written consent of the parties are incorporated into this Agreement for all purposes.

15.  Intellectual Property Indemnification.  Extreme Logic will defend, indemnify and hold harmless the Firstwave against claims that the Software infringes third party’s Intellectual Property Right that is enforceable in the U.S.(via treaty or otherwise).  If Extreme Logic determines that the affected Software is likely to or if the Software is determined in a court of competent jurisdiction to infringe an Intellectual Property Right that is enforceable in the U.S. (via treaty or otherwise), Extreme Logic, using shall use commercially reasonable efforts, to either:  (a) first, replace such affected Software; (b) second, modify such affected Software to make it non–infringing; or (c) if, options (a) and (b) are not reasonably available despite Extreme Logic’s commercially reasonable efforts,  then Extreme Logic may require the return of such affected portion of the Software and termination of all rights thereto from Firstwave, in which case Extreme Logic  agrees to refund a pro rata portion of the license fees paid by Firstwave for the affected portion of the Software.  This right of indemnification set forth in this section only applies if: (i) Firstwave provides Extreme Logic notice of such claim or cause of action upon which Firstwave intends to base a claim of indemnification hereunder within thirty (30) days of Firstwave’s receipt of the claim or cause of action, (ii) Extreme Logic is given sole control of the defense and all related settlement negotiations relating to such claim or action, and (iii) Firstwave provides reasonable assistance and cooperation at Extreme Logic’s reasonable expense to enable Extreme Logic  to defend the action or claim hereunder.  Extreme Logic has no obligation to Firstwave under this section if (A) the claim is based on either changes or modifications to the Software made by Firstwave, or its combination, operation or use with any product, software, data, or apparatus not provided, specified or approved in writing by Extreme Logic. This section states Extreme Logic ‘s entire liability and Firstwave’s exclusive remedy for any claim of infringement.

16.          Definitions.  In addition to other terms defined elsewhere in this Agreement, the following terms shall have the following meanings:

(a)   “Derivative Works” shall have the meaning set forth in the United States Copyright Act, as amended.

(b)   “End User” means persons or entities (other than assignees) that receive any licenses, sublicenses, or any other rights from Firstwave, directly or indirectly, in or to the Software or Derivative Works.

(c)   “Fees” means all fees payable by Firstwave to Extreme Logic and identified on the Signature Page under this Agreement in U.S. currency.

(d)   “Intellectual Property Rights” means all rights under patent, copyright, trade secret, trademark, confidential information, or other property right.

(e)   “License(s)” mean all license(s) granted to Firstwave by Extreme Logic under this Agreement.

SOFTWARE EXHIBIT

The Software is composed of the following software components (all third party software is the responsibility of Firstwave):

Process Designer

The process designer is a visio-based tool process development tool. It consists of a specific stencil which contains basic shapes:

Other types of nodes can be defined. The tool will save out the process by transforming the process into an XML document, which then in turn is stored into a normalized SQL2000 database.

Process Engine (.NET)

The Engine is capable of lifting a workflow out of the database, load the node-corresponding code (method) and “run” the process. The engine will take special action based on the node-type it encounters:

System Services

•                  Security component (.NET)

The Security Services component provides a simple interface to perform encryption and Base64 encoding of strings.  Also, it provides a secured dictionary that can contain either encrypted or clear text entries, this feature is utilized by the Configuration Services component.  Finally, the Security Services component provides a facility to detect information about a user including supervisor, groups and roles from either an XML file or Active Directory security provider.

•                  Logging services component (.NET)

Logging services provides the ability to write trace and error information to specified logging repositories.  These repositories include the output debugging facility, the event log or an MQ Series queue.

•                  Configuration services component (.NET)

The configuration services component enhances the Microsoft.Net configuration facility to allow configuration entries to be separated on a per client basis.  Default configuration entries can be overridden for a specific clients, if desired.  Additionally, entries can be encrypted in the configuration files for an extra level of security.  Configuration entries are simple name/value pairs that allow the value to be clear text or encrypted and Base64 encoded.

•                  Context services component (.NET)

Context Services provides a runtime access to call chain context information.   It provides a wrapper for other consumers (E.g. Logging Services, Configuration Services or business methods) to have access to the context information.  Consumers have the ability to create the context information and request individual context fields.  A key, called the ContextMoniker, is passed from method to method enabling access to any individual or set of context fields by providing the ContextMoniker to Context Services through a simple function call.

•                  Caching services component (.NET)

Caching services simply wraps the Microsoft.Net System.Web.Caching.Cache class to ensure it is available in both the Web environment and a stand-alone application environment.

.NET Profiler for applications (.NET)

XML stored procedure code generator

Code generation utility for use with SQL Server 2000 to create SELECT…FOR XML EXPLICIT (and AUTO) stored procedures based on a database’s table names, field names, and foreign keys. A utility will generate C# DAL code from XML metadata.

Generated C# DAL code from XML Metadata

RESTRICTED ENTITIES EXHIBIT

Amdocs Limited

Amdocs ClarifyCRM eFrontOffice v. 10.2

2570 Orchard Parkway

San Hose, CA 95131

Toll:        (800) 733-8182

Tel:         (408) 965-7816

Fax:         (408) 965-4653

Contact: Jane Paolucci

Email:      JanePa@amdocs.com

Applix, Inc.

Applix iEnterprise v. 8.3

289 Turnpike Road

Westboro, MA 01581

Toll:        (800) 8AP-PLIX

Tel:         (508) 870-0300

Fax:         (508) 366-2278

Contact: Sheila Van Batenburg

Email:      SvanBatenburg@applix.com

Ardexus Corporation

Ardexus MODE v. 2.2b

6300 Northwest Drive

Mississauga, Ontario L4V 1J7 Canada

Toll:        (800) ARD-EXUS

Tel:         (905) 673-5668

Fax:         (905) 673-7948

Contact: Jakub Danielak

Email:      J_Danielak@ardexus.com

Connect-Care, LLC

Connect-Care v. 7.0

11545 Wills Road, Suite 102

Atlanta, GA 30004

Toll:        (800) 680-6292

Tel:         (678) 250-5007

Fax:         (770) 752-8141

Contact: Thomas Fallucco

Email:      Tfallucco@connect-care.com

E.piphany, Inc.

E.piphany E.5

1900 South Norfolk Street, Suite 310

San Mateo, CA 94403

Toll:        (877) 764-4163

Tel:         (650) 356-3800

Fax:         (650) 356-3801

Contact: Catherine Lochead

Email:      Catherine.Lochead@epiphany.com

FrontRange Solutions, Inc.

Goldmine FrontOffice v. .5

1125 Kelly Johnson Blvd

Colorado Springs, CO 80920

Toll:        (800) 776-7889

Tel:         (719) 531-5007

Fax:         (719) 536-0620

Contact: Lynne Dolan

Email:      Lynne.Dolan@frontrange.com

Industri Matematik Abalon AB

Abalon CRM 2001 SP6

305 Fellowship Road, Suite 200

Mount Laurel, NJ 08054

Toll:        (800) 259-0751

Tel:         (856) 793-4400

Fax:         (856) 793-4401

Contact: Henrik Hoglund

Email:      Hehg@im.se

Interact Commerce Corporation

SalesLogix v. 5.2

8800 N. Gainey Center Drive, Suite 200

Scottsdale, AZ 85258

Toll:        (800) 643-6400

Tel:         (480) 368-3700

Fax:         (480) 368-3799

Contact: Kristina Ford

Email:      kford@interact.com

J.D. Edwards & Company

J.D. Edwards CRM v. 1.0

One Technology Way

Denver, CO 80237

Toll:        (800) 727-5333

Tel:         (303) 334-4000

Fax:         (303) 334-4141

Contact: Diana Sherman-Palmer

Email:      Diana_Sherman-Palmer@jdedwards.com

Oncontact Software Corporation

Client Management Software 5.0

W67 N222 Evergreen Blvd Suite 212

Cedarburg, WI 53012

Toll:        (800) 886-0866

Tel:         (262) 375-6555

Fax:         (262) 375-4422

Contact: Tim Vertz

Email:      Timv@oncontact.com

ONYX Software

ONYX Enterprise 2001

3180 139th Avenue SE, Suite 500

Bellevue, WA 98005-4091

Toll:        (888) ASK-ONYX

Tel:         (425) 451-8060

Fax:         (425) 990-3343

Contact: David Mojo

Email:      info@onyx.com

Optima Technologies, Inc.

ExSellence v. 4.0

1110 Northchase Parkway, Suite 250

 Marietta, GA 30067

Toll:        (800) 821-SELL

Tel:         (770) 951-1161

Fax:         (770) 951-1376

Contact: Christina Schaeffer

Email:      sales@optima-tech.com

Oracle Corporation

Oracle CRM Suite 11i v. 5.5

500 Oracle Parkway

Redwood Shores, CA 94065

Toll:        (800) ORA-CLEl

Tel:         (650) 506-7000

Fax:         (650) 506-7200

Contact: Deborah Bosch

Email:      Deborah.Bosch@oracle.com

PeopleSoft, Inc.

PeopleSoft 8.1 CRM

4460 Hacienda Drive

Pleasanton, CA 94588-8618

Toll:        (800) 380-SOFT

Tel:         (925) 694-3000

Fax:         (925) 694-4444

Contact: John Grozier

Email:      John_Grozier@peoplesoft.com

Pivotal Corporation

Pivotal eRelationship

10210 NE Points Drive Bldg 3

Kirkland, WA 98033

Toll:        (888) PIV-OTAL

Tel:         (425) 897-6992

Fax:         (425) 897-8402

Contact: Jacqueline Voci

Email:      jvoci@pivotal.com

Point Information Systems, Ltd.

e-point 5.2

Embassy House, Herbert Park

Ballsbridge, Dublin 4 Ireland

Tel:         353-1-602-0100

Fax:         353-1-602-0101

Contact: Cathal Grogan

Email:      info@pointinfo.com

Powercerv Corporation

Powercerv CRM v. 9.0

400 North Ashley Drive

Tampa, FL 33602

Tel:         (813) 226-2600

Fax:         (813) 222-0886

Contact: Bill Walker

Email:      Bill.Walker@powercerv.com

Salesforce.com

Salesforce.com

The Landmark @ One market

San Francisco, CA 94115

Toll:        (800) NOSOFTWARE

Tel:         (415) 901-7000

Fax:         (415) 901-7090

Contact: Kari Moe

Email:      Kmoe@salesforce.com

Salespage Technologies, Inc.

SalesPage open.space 3.5

227 North Rose Street

Kalamazoo, MI 49007

Tel:         (614) 567-7400

Fax:         (614) 567-7427

Contact: Michael Pessetti

Email:      sales@salespage.com

SAP AMERICA, Inc.

mySAP CRM 3.0

3999 West Chester Pike

Newtown Square, PA 19073

Toll:        (800) 872-1727

Tel:         (610) 661-1000

Fax:         (610) 355-3106

Contact: Jon Wurfl

Email:      Jon.wurfl@sap.com

Saratoga Systems, Inc.

iAvenue 6.0

900 E. Hamilton Avenue

Campbell, CA 95008

Tel:         (408) 558-9600

Fax:         (408) 558-9690

Contact: Don Wszolek

Email:      Info@saratogasystems.com

Siebel Systems, Inc.

Siebel 7

2207 Bridgepointe Parkway

San Mateo, Ca 94404

Toll:        (800) 647-4300

Tel:         (650) 295-5000

Fax:         (650) 295-5111

Contact: Brian Groves

Email:      bgroves@siebel.com

Software Innovation, Inc.

Enterprise SalesMaker v. 6.4

330 bay Street Suite 200

Toronto, Ontario, Canada M5H 2S8

Toll:        (866) SOFTINN

Tel:         (416) 368-3000

Fax:         9416) 368-3600

Contact: Scott O’Neill

Email:      Info@software-innovation.com

Staffware PLC

Staffware process Suite v. 9.0

202 E. Border, Suite 300

Arlington, TX 76010

Toll:        (800) 766-7355

Tel:         (817) 277-3000

Fax:         (817) 274-6700

Contact: Randy Davis

Email:      info@staffware.com

StayinFront, Inc.

Visual Elk v. 8.1

107 Little Falls Road

Fairfield, NJ 07004

Toll:        (800) 422-4520

Tel:         (973) 461-4800

Fax:         (973) 461-4801

Contact: Ken Arbadji

Email:      sales@stayinfront.com

TriVium Systems, Inc.

SimpleRM v.2.1

3305 NW Aloclek Drive, Suite 200

Hillsboro, OR 97124

Tel:         (503) 439-9338

Fax:         (503) 439-1526

Contact: Mohit Mahendra

Email: Info@triviumsys.com

Update.com software AG

Marketing. Manger 5.0

Operngasse 17-21

A-1040 Wien, Austria

Tel:         +43-1-878-55

Fax:         43-1-878-55-200

Contact: Nicholas Poeschl

Email:      Nick.poeschl@update.com

UpShot.com

UpShot

1161 San Antonio Road

Mountain View, CA 94043

Toll:        (888) 700=8774

Tel:         (6500 623-2200

Fax:         (6500 965-1996

Contact: Julie Choi

Email:      Info@upshot.com

Worldtrak Corporation

Worldtrak v. 5.3

9330 James Avenue South’Bloomington, MN 55431

Toll:        (888) 814-2880

Tel:         (952) 346-0200

Fax:         (952) 346-0047

Contact: Sandy Schueller

Email:      postmaster@worldtrak.com

WILDCAT DOCUMENT

For clarity purposes, the functionality marked as “supported” is the only functionality supported by the Software as set forth in the Wildcat Document.

[Please see attached]